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                                                                     EXHIBIT 3.1

                   CERTIFICATE  OF AMENDMENT AND RESTATEMENT

                                    OF THE

                           ARTICLES OF INCORPORATION

                                      OF

                           CRAIG HOLDING CORPORATION

                              A Nevada Corporation

     This Certificate of Amendment and Restatement (this "Certificate") is filed on behalf of Craig Holding Corporation, a Nevada corporation (the
"Corporation"), pursuant to Sections 78.380 and 78.403 of the Nevada Revised Statutes ("NRS"), and its sole incorporator does hereby certify as follows:

            1. That the signor of this Certificate is the original sole incorporator of the Corporation.

            2. That the original Articles of Incorporation of the Corporation were filed in the Office of the Nevada Secretary of State on November 19, 1999.

            3. That as of the date of this Certificate, no stock of the Corporation has been issued.

            4. That the Articles of Incorporation of the Corporation are hereby amended as follows:

                                   ARTICLE I

     The name of the corporation is Craig Corporation (the "Corporation").

            5. That the text of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended and restated by this Certificate to read in full as follows:
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                             AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                      OF

                           CRAIG HOLDING CORPORATION

                             A NEVADA CORPORATION


     I, the Undersigned, being the original incorporator herein named, for the purpose of forming a corporation under Chapter 78 of the Nevada Revised Statutes (the "NRS"), to do business both within and without the State of Nevada, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:

                                   ARTICLE I
                                     NAME

     The name of the corporation is Craig Corporation (the "Corporation").

                                  ARTICLE II
                     RESIDENT AGENT AND REGISTERED OFFICE

     The name and address of the Corporation's resident agent for service of process is Kummer Kaempfer Bonner & Renshaw, 3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109.

                                  ARTICLE III
                                    PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the NRS.

                                   ARTICLE IV
                                 CAPITAL STOCK

            4.1.   Number of Shares Authorized; Par Value. The Corporation shall
                   --------------------------------------
be authorized to issue four classes of stock to be designated, respectively, "Common Stock," "Class A Common Preference Stock," "Class B Common Stock" and "Preferred Stock;" the total number of shares which the Corporation shall have authority to issue is seventy-eight million five hundred thousand (78,500,000), divided as follows:

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                   (a)    Common Stock. The total number of authorized shares of
                          ------------
Common Stock shall be seven million five hundred thousand (7,500,000); each share of Common Stock shall have a par value of Twenty-Five Cents ($0.25).

                   (b)    Class A Common Preference Stock. The total number of
                          -------------------------------
authorized shares of Class A Common Preference Stock shall be fifty million (50,000,000); each share of Class A Common Preference Stock shall have a par value of One Cent ($0.01).

                   (c)    Class B Common Stock. The total number of authorized
                          --------------------
shares of Class B Common Stock shall be twenty million (20,000,000); each share of Class B Common Stock shall have a par value of One Cent ($0.01).

                   (d)    Preferred Stock. The total number of authorized shares
                          ---------------
of Preferred Stock shall be one million (1,000,000); each share of Preferred Stock shall have a par value of One Cent ($0.01).

                   (e)    Increase or Decrease in Authorized Shares. The total
                          -----------------------------------------
number of authorized shares of Common Stock, Class A Common Preference Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

     4.2.   Common Stock and Class A Common Preference Stock Voting Rights.
            --------------------------------------------------------------

            (a)    Common Stock.  Each share of Common Stock shall be entitled
                   ------------
to thirty (30) votes upon any matter presented to the stockholders for their vote or approval, including the election of directors. Except as otherwise required by law, the Common Stock and the Class A Common Preference Stock shall vote together as one class on all matters presented to the stockholders for their vote or approval, including the election of directors.


            (b)    Class A Common Preference Stock. Each share of Class A Common
                   -------------------------------
Preference Stock shall be entitled to one (1) vote upon any matter presented to the stockholders for their vote or approval, including the election of directors. Except as otherwise required by law, the Class A Common Preference Stock shall vote together with the Common Stock as one class on all matters presented to the stockholders for their vote or approval, including the election of directors.

     4.3.  Rights of Common Stock and Class A Common Preference Stock Upon
           ---------------------------------------------------------------
Liquidation.  In the event of any liquidation, dissolution or winding up of the
-----------
Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation shall be made to or set apart for the holders of the Common Stock or other class or classes or series of stock or other securities of the Corporation ranking junior to the Class A Common Preference Stock upon liquidation, dissolution or winding up, and after the payment or distribution to the holders of any class or classes or series of stock or other securities of the Corporation ranking prior, upon liquidation, dissolution or winding up, to the Class A Common Preference Stock, the holders of the Class A Common Preference Stock shall be entitled to

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receive $5.00 per share (the "Liquidation Preference Amount") for each share of
Class A Common Preference Stock. The holders of the Class A Common Preference Stock shall not be entitled to receive or participate in any payment or distribution of the assets of the Corporation upon such liquidation, dissolution or winding up of the Corporation in excess of an amount per share equal to the Liquidation Preference Amount until the holders of the Common Stock shall have received $5.00 per share for each share of Common Stock upon such liquidation, dissolution or winding up of the Corporation, and thereafter the holders of the Common Stock and the Class A Common Preference Stock (together with the holders of any series of Preferred Stock and/or Class B Common Stock which, pursuant to the resolution or resolutions of the board of directors providing for the issue of such series, shall be entitled to participate therein with the holders of the Common Stock and the Class A Common Preference Stock) shall be entitled to participate equally, share-for-share as if a single class, in any further payment or distribution of the assets of the Corporation upon such liquidation, dissolution or winding up of the Corporation.

     4.4.   Rights of Common Stock and Class A Common Preference Stock With
            ---------------------------------------------------------------
Respect to Dividends. Whenever the full dividends upon any outstanding series of
--------------------
Preferred Stock and/or Class B Common Stock ranking prior, as to dividends, to the Common Stock and the Class A Common Preference Stock shall have been paid for all past dividend periods and the full dividends thereon for the then current respective dividend periods shall have been paid or declared and a sum sufficient for respective payments thereof set apart, the holders of the Common Stock and the Class A Common Preference Stock (together with the holders of any series of Preferred Stock and/or Class B Common Stock which, pursuant to the resolution or resolutions of the board of directors providing for the issue of such series, shall be entitled to participate therein with the holders of the Common Stock or Class A Common Preference Stock) shall be entitled to receive such dividends and distributions, payable in cash or otherwise, as may be declared thereon by the board of directors from time to time out of assets or funds of the Corporation legally available therefor, provided that all such dividends or distributions paid or made with respect to the Common Stock shall also be paid or made with respect to the Class A Common Preference Stock in equal per share amounts with the Common Stock, share-for-share, as if a single class, except that in the event any dividend shall be declared on the Common Stock payable in shares of Common Stock, such dividend shall be declared at the same rate per share on Class A Common Preference Stock, but the dividend payable on shares of Common Stock shall be payable in shares of Common Stock and the dividend payable on shares of Class A Common Preference Stock shall be payable in shares of Class A Common Preference Stock. Subject to the provisions of
Section 4.3, the board of directors may, in its sole discretion, from time to time out of assets or funds of the Corporation legally available therefor, declare dividends or distributions (in addition to the dividends and distributions payable on the Class A Common Preference Stock pursuant to the proviso contained in the immediately preceding sentence) payable exclusively to the holders of Class A Common Preference Stock without declaring a similar dividend or distribution with respect to the Common Stock, without regard to the differences between the Class A Common Preference Stock and the Common Stock in voting and liquidation rights, prior earnings or prior dividends declared. If the Corporation in any manner splits, subdivides or combines the outstanding shares of Common Stock, the outstanding

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shares of Class A Common Preference Stock shall be split, subdivided or combined in the same manner proportionately and on the same basis per share.

     4.5.   Other Rights and Preferences of Common Stock and Class A Common
            ---------------------------------------------------------------
Preference Stock. Except as otherwise specifically set forth under "Common Stock
----------------
and Class A Common Preference Stock Voting Rights," "Rights of Common Stock and Class A Common Preference Stock Upon Liquidation" and " Rights of Common Stock and Class A Common Preference Stock With Respect to Dividends," described above, all shares of Common Stock and Class A Common Preference Stock shall have the same rights, preferences and privileges.

     4.6.   Class B Common Stock. The Class B Common Stock may be issued at any
            --------------------
time or from time to time, in one or more series, and any such series shall be comprised of such number of shares and may have such voting powers, whole or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitation or restrictions thereof, including liquidation preferences, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock or any such series adopted by the board of directors of the Corporation, the board of directors being hereby expressly vested with such power and authority to the full extent now or hereafter permitted by law.

     4.7.   Preferred Stock. The Preferred Stock may be issued at any time or
            ---------------
from time to time, in any one or more series, and any such series shall be comprised of such number of shares and may have such voting powers, whole or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including liquidation preferences, as shall be stated and expressed in the resolution or resolutions of the board of directors of the Corporation, the board of directors being hereby expressly vested with such power and authority to the full extent now or hereafter permitted by law.

                                   ARTICLE V
                                   DIRECTORS

     The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, which initially shall consist of one director. Provided that the Corporation has at least one director, the number of directors may at any time or times be increased or decreased as provided in the bylaws; provided, however that the number of directors shall not exceed ten. The name and address of the initial member of the board of directors is as follows:

     NAME                                       ADDRESS
     ----                                       -------
S. Craig Tompkins                    550 South Hope Street, Suite 1825
                                     Los Angeles, California 90071

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                                  ARTICLE VI
                             ELECTION OF DIRECTORS

     Except as may otherwise be provided in the bylaws of the Corporation, the election of directors may be conducted at a meeting of the stockholders, whether telephonic or not, within or without the State of Nevada or by written consent and such election need not be by written ballot.

                                  ARTICLE VII
                                SALE OF ASSETS

     In furtherance of the powers conferred on the stockholders of the Corporation by the NRS, the stockholders of the Corporation shall have the power to vote on any proposed sale, lease or exchange of all or substantially all of the Corporation's assets.

                                 ARTICLE VIII
                     AMENDMENT OF ARTICLES OF INCORPORATION

     In the event the board of directors of the Corporation determines that it is in the Corporation's best interest to amend these Articles of Incorporation, the board of directors shall adopt a resolution setting forth the proposed amendment and declaring its advisability and submit the matter to the stockholders entitled to vote thereon for the consideration thereof in accordance with the provisions of the NRS and these Articles of Incorporation. In the resolution setting forth the proposed amendment, the board of directors may insert a provision allowing the board of directors to later abandon the amendment, without concurrence by the stockholders, after the amendment has received stockholder approval but before the amendment is filed with the Nevada Secretary of State.

                                   ARTICLE IX
                                  INCORPORATOR

     The name and address of the incorporator of the Corporation is Elizabeth A. Savage, Kummer Kaempfer Bonner & Renshaw, 3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109.

                                   ARTICLE X
                      ACQUISITIONS OF CONTROLLING INTEREST

     The Corporation elects not to be governed by the provisions of Chapters
78.378 to 78.3793, inclusive, of the NRS pertaining to the acquisitions of controlling interest.

                                   ARTICLE XI
                   COMBINATIONS WITH INTERESTED STOCKHOLDERS

     The Corporation elects not to be governed by the provisions of Chapters
78.411 to 78.444, inclusive, of the NRS pertaining to combinations with interested stockholders.

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                                  ARTICLE XII
                       DIRECTORS' AND OFFICERS' LIABILITY

     A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of distributions. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.



     In Witness Whereof, the undersigned has executed this Certificate of Amendment and Restatement as of the 17th day of December, 1999.



                              _________________________________
                              Elizabeth A. Savage - Incorporator

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